Exhibit 10.14

AMENDMENT #1 TO

EMPLOYMENT AGREEMENT

This Amendment #1 to Employment Agreement of Lau Chi Fung (the “Amendment”), dated August 12, 2025, is made by and between Lau Chi Fung (the “Employee”) and CTRL Group Limited, a company organized under the laws of British Virgin Islands (the “Company” or “Employer”) with the effective date of February 1, 2025 (the “Effective Date”).

WHEREAS, the Company and the Employee entered into and executed that certain Employment Agreement, dated as of February 1, 2023 (the “Original Employment Agreement”); and

WHEREAS, Section VI(1) of the Original Employment Agreement provides that the Company shall pay the Employee an annual fee of HK$600,000 with such fee to accrue on a day to day basis payable by 12 equal installments of HK$50,000 per month (the “Service Fees”) and will be subject to annual review by the board of directors of the Company (the “Board”); and

WHEREAS, on July 18, 2025, the Board approved to increase the Service Fees to the Employee from HK$50,000 per month (equivalent to $6,417.30 per month) to $23,000 per month, effective as of the Effective Date.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto hereby agree as follows:

1. Section VI 1(1) of the Original Employment Agreement shall be amended to state as follows:

“Service Fees: the Company will pay the Employee an annual fee of $276,000 with such fee to accrue on a day-to-day basis payable by 12 equal installments of $23,000 per month.”

2. Subsection 2 shall be added to Section XIV Term and Termination, to state, as follows:

“2. If this Agreement is not terminated by Employer pursuant to subsection 1. of this Section XIV, either Employee or Employer may terminate this Agreement at any time and without any reason by providing the other party with thirty (30) days’ written notice of termination.”

Except as specifically amended by this Amendment, the Original Employment Agreement will remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

Employer
CTRL Group Limited

By:	/s/ Yang Juan
Name:	Yang Juan
Title:	Chief Financial Officer

Employee

/s/ Lau Chi Fung
Lau Chi Fung